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                                 EXHIBIT 3(b)(1)
                                 ---------------

              CERTIFIED RESOLUTION REGARDING ADOPTION OF AMENDMENT
                    TO SUBSECTION 2.02(A) OF THE REGULATIONS
                  OF PARK NATIONAL CORPORATION BY SHAREHOLDERS
                                ON APRIL 21, 1997


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                                   CERTIFICATE
                                   -----------

                  The undersigned hereby certifies that he is the duly elected, qualified and acting Secretary of Park National Corporation (the "Corporation"); and that the resolution set forth below was duly adopted by the shareholders at the 1997 Annual Meeting of the Shareholders (the "Annual Meeting") of the Corporation held on April 21, 1997:

                        RESOLUTION REGARDING ADOPTION OF
                       AMENDMENT TO SUBSECTION 2.02(A) OF
                                 THE REGULATIONS

                  RESOLVED, that Section 2.02 of the Company's Regulations be amended by deleting the existing Subsection 2.02(A) in its entirety and substituting therefor the following new Subsection 2.02(A):

                    Section 2.02. Number of Directors and Term of Office.
                    ------------------------------------------------------

                    (A) The number of directors of the corporation may be determined at a meeting of the shareholders called for the purpose of electing directors at which a quorum is present, by the affirmative vote of the holders of not less than a majority of the voting shares which are represented at the meeting, in person or by proxy, and entitled to vote on such proposal; or by resolution adopted by the affirmative vote of a majority of the directors then in office. Notwithstanding the foregoing, the number of directors shall in no event be fewer than five or more than sixteen and the directors may not increase the number of directors to a number which exceeds by


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                              more than two the number of directors last
                              elected by the shareholders.

                  IN WITNESS WHEREOF, the undersigned has signed this Certificate this 19th day of May, 1997.

                                                     /S/David C. Bowers
                                                     --------------------------
                                                     David C. Bowers, Secretary